Exhibit 23.3

August 11, 2023

Joint Stock Company Kaspi.kz

154A Nauryzbai Batyr Street

Almaty, 050013, Kazakhstan

Dear Sirs,

We, “Arthur D. Little Danışmanlık Hizmetleri A.Ş.” (“ADL”), incorporated under the laws of the Republic of Türkiye, do hereby consent to the use of our name in the Registration Statement on Form F-1 (together with any amendments or supplements thereto, the “Registration Statement”) to be filed by Joint Stock Company Kaspi.kz (“Kaspi”) with the United States Securities and Exchange Commission and the references to the ADL market research prepared for Kaspi wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Summary,” “Market Size and Growth Opportunity,” “Business” and “Experts” in the Registration Statement.

We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

Signed:	/s/ Samih Coşkun Baban

Name:	Samih Coşkun Baban
Title:	Board Member
Arthur D. Little Danışmanlık Hizmetleri A.Ş.

Arthur D. Little Danismanlik Hizmetleri A.S., Levent Mahallesi, Meltem Sokak, is Bankasi Kuleleri, No:10/9, Kat:8, Besiktas, 34330 Istanbul - Turkiye, Tel: +90 212 285 02 70, Fax: +90 212 285 02 79, E-mail: info tr©adlittle.com, www.adlittle.com Tiirkiye Trade Registration Number: 959072-0, Tax Office: Besiktas, Tax ID: 085 040 6207